Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

Dated as of March 20, 2013

By and Among

SEITEL, INC.,

the GUARANTORS named herein

and

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

as Initial Purchasers

9½% Senior Notes due 2019

TABLE OF CONTENTS
Page
Section 1.    Definitions    1
Section 2.    Exchange Offer    4
Section 3.    Shelf Registration Statement    7
Section 4.    Additional Interest    8
Section 5.    Registration Procedures    9
Section 6.    Registration Expenses    16
Section 7.    Indemnification    17
Section 8.    Rules 144 and 144A    19
Section 9.    Underwritten Registrations    19
Section 10.    Miscellaneous    20
(a)    Remedies    20
(b)    No Inconsistent Agreements    20
(c)    Adjustments Affecting Registrable Notes    20
(d)    Amendments and Waivers    20
(e)    Notices    20
(f)    Guarantors    21
(g)    Successors and Assigns    22
(h)    Counterparts    22
(i)    Headings    22
(j)    Governing Law; Waiver of Jury Trial    22
(k)    Severability    22
(l)    Securities Held by the Issuers or Their Affiliates    22

i

(m)    Third-Party Beneficiaries    22
(n)    Entire Agreement    22

ii

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is dated as of March 20, 2013, by and among SEITEL, INC., a Delaware corporation (the “Company”), and each of the Guarantors (as defined herein) (the Company and the Guarantors are referred to collectively herein as the “Issuers”), on the one hand, and DEUTSCHE BANK SECURITIES INC. and J.P. MORGAN SECURITIES LLC (the “Initial Purchasers”), on the other hand.
This Agreement is entered into in connection with the Purchase Agreement, dated March 15, 2013, by and among the Issuers and the Initial Purchasers (the “Purchase Agreement”), relating to the offering of $250,000,000 aggregate principal amount of 9½% Senior Notes due 2019 of the Company (including the guarantees thereof by the Guarantors, the “Notes”). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.
The parties hereby agree as follows:
Section 1.Definitions
As used in this Agreement, the following terms shall have the following meanings:
“Additional Interest” shall have the meaning set forth in Section 4(a) hereof.
“Additional Interest Payment Date” shall have the meaning set forth in Section 4(b) here-of.
“Advice” shall have the meaning set forth in clause (y) of the penultimate paragraph of Section 5 hereof.
“Agreement” shall have the meaning set forth in the first introductory paragraph hereto.
“Applicable Period” shall have the meaning set forth in Section 2(b) hereof.
“Board of Directors” shall have the meaning set forth in clause (y) of the penultimate paragraph of Section 5 hereof.
“Business Day” shall mean a day that is not a Legal Holiday.
“Commission” shall mean the Securities and Exchange Commission.
“Company” shall have the meaning set forth in the introductory paragraph hereto and shall also include the Company’s permitted successors and assigns.
“day” shall mean a calendar day.
“Delay Period” shall have the meaning set forth in clause (y) of the penultimate paragraph of Section 5 hereof.
“Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Exchange Notes” shall have the meaning set forth in Section 2(a) hereof.
“Exchange Offer” shall have the meaning set forth in Section 2(a) hereof.
“Exchange Offer Registration Statement” shall have the meaning set forth in Section 2(a) hereof.
“FINRA” shall have the meaning set forth in Section 5(s) hereof.
“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or the Guarantors or used by the Company or the Guarantors in connection with the sale of the Notes or the Exchange Notes.
“Guarantors” means each subsidiary of the Company listed on the signature page to this Agreement and each Person who executes and delivers a counterpart of this Agreement after the date hereof pursuant to Section 10(e) hereof.
“Holder” shall mean any holder of a Registrable Note or Registrable Notes.
“Indenture” shall mean the Indenture, dated as of March 20, 2013, by and among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time, to time in accordance with the terms thereof.
“Initial Purchasers” shall have the meaning set forth in the first introductory paragraph hereof.
“Inspectors” shall have the meaning set forth in Section 5(n) hereof.
“Issuer Information” shall mean material information about the Company, the Guarantors or any of their respective securities that has been provided by or on behalf of the Company and/or the Guarantors.
“Issuers” shall have the meaning set forth in the first introductory paragraph hereof.
“Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.
“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, any Registrable Notes owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; provided, further that if the Company shall issue any additional Notes under the Indenture prior to consummation of the Exchange Offer or the effectiveness of any Shelf Registration Statement, such additional Notes and the Registrable Notes to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Notes has been obtained.
“Notes” shall have the meaning set forth in the second introductory paragraph hereof.
“Participating Broker-Dealer” shall have the meaning set forth in Section 2(b)
“Person” shall mean an individual, corporation, partnership, joint venture association; joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.
“Private Exchange” shall have the meaning set forth in Section 2(b) hereof.
“Private Exchange Notes” shall have the meaning set forth in Section 2(b) hereof.
“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Agreement” shall have the meaning set forth in the second introductory para-graph hereof.
“Records” shall have the meaning set forth in Section 5(n) hereof.
“Registrable Notes” shall mean each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k).
“Registration Default” shall have the meaning set forth in Section 4(a) hereof.
“Registration Statement” shall mean any appropriate registration statement of the Issuers covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Requesting Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the securities Act.
“Rule 144A” shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.
“Rule 415” shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Shelf Filing Event” shall have the meaning set forth in Section2(c) hereof.
“Shelf Registration Statement” shall have the meaning set forth in Section 3(a) hereof.
“TIA” shall mean the Trust Indenture Act of 1939, as amended.
“Trustee” shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.
“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.
Section 2.    Exchange Offer
(a)    Unless the Exchange Offer would violate applicable law, public policy or interpretation of the staff of the Commission, the Issuers shall (i) file a Registration Statement (the “Exchange Offer Registration Statement”) with the Commission on Form S-4 or another appropriate Securities Act registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (including the guarantees with respect thereto, the “Exchange Notes”) that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain restrictive legends, terms with respect to transfer restrictions or Additional Interest upon a Registration Default), (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of this Agreement and (iii) use their reasonable best efforts to consummate the Exchange Offer within 240 days after the date of this Agreement. Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Issuers will offer the Exchange Notes in exchange for surrender of the Notes. The Issuers shall keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law, including, without limitation, Regulation 14E under the Exchange Act) after the date notice of the Exchange Offer is first mailed, sent or given to Holders.

Each Holder that participates in the Exchange Offer will be required to represent to the Issuers in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the public distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” as defined by Rule 405 of the Securities Act of any of the Issuers, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a public distribution of the Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.
(b)    The Issuers and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.
The Issuers and the Initial Purchasers also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the effect set forth in the immediately preceding paragraph and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
In light of the foregoing, if requested by a Participating Broker-Dealer (a “Requesting Participating Broker-Dealer”), the Issuers agree to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period necessary to comply with applicable law in connection with such resales but in no event more than 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to any Delay Period in accordance with the last paragraph of Section 5 hereof, or such earlier date as each Requesting Participating Broker-Dealer shall have notified the Company in writing that such Requesting Participating Broker-Dealer has resold all Exchange Notes acquired by it in the Exchange Offer (such period, the “Applicable Period”). The Issuers shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.
If, prior to consummation of the Exchange Offer, any Initial Purchaser or any other Holder holds any Notes acquired by it is not entitled to participate in the Exchange Offer, the Issuers upon the request of the Initial Purchasers or any such Holder, as the case may be, shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers or any such Holder, as the case may be, in exchange (the “Private Exchange”) for such Notes held by such Initial Purchaser or any such Holder a like principal amount of notes (the “Private Exchange Notes”) of the Issuers that are identical in all material respects to the Exchange Notes except that the Private Exchange Notes may be subject to restrictions on transfer and bear a legend to such effect. The

Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes (if permitted by the CUSIP Service Bureau),
Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further registration obligations other than the Issuers’ continuing registration obligations with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which clause (c)(iv) of this Section 2 applies.
In connection with the Exchange Offer, the Issuers shall:
(1)    mail or cause to be mailed to each Holder through the depositary for the Notes or otherwise entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(2)    utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;
(3)    permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and
(4)    otherwise comply in all material respects with all applicable laws, rules and regulations (including, without limitation, Regulation 14E under the Exchange Act).
As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:
(1)    accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer and the Private Exchange, if any;
(2)    deliver or cause to be delivered to the Trustee for cancellation all Registrable Notes so accepted for exchange; and
(3)    cause the Trustee to authenticate and deliver promptly to each such Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.
The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange.
The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that (a) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and.(b) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.
(c)    In the event that (i) any changes in law, public policy or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, (ii) for any reason the Exchange Offer is not consummated within 240 days of the date of this Agreement, (iii) any Holder notifies the Company prior to the 30th day following consummation of the Exchange Offer that it is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer or (iv) in the case of any Holder who participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act and provided that such Holder provides the Company with notice of such event prior to the 90th day following the date of the exchange date) (each such event referred to in clauses (i) through (iv) of this sentence, a “Shelf Filing Event”), then the Issuers shall file a Shelf Registration Statement pursuant to Section 3 hereof.
(d)    Each of the Issuers represents, warrants and covenants that it will not, and will use its reasonable best efforts to cause its agents and representatives not to prepare, make, use, authorize, approve or refer to any Free Writing Prospectus in connection with any Exchange Offer.
Section 3.    Shelf Registration Statement
If at any time a Shelf Filing Event shall occur, then:
(a)    Shelf Registration Statement. The Issuers shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form S-I or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration Statement.
(b)    The Issuers shall use all their reasonable best efforts (x) to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the later of (A) the 240th day after the date of this Agreement and (B) the 120th day after the occurrence of the applicable Shelf Filing Event and (y) to keep the Shelf Registration Statement continuously effective under the Securities Act for the period ending on the date which is two years from the date of this Agreement, subject to extension pursuant to the penultimate paragraph of Section 5 hereof (the “Effectiveness Period”), or such shorter period ending when all Registrable Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement; provided, however, that (i) the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and (ii) the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders solely (A) as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (B) to the extent and for so long as permitted by the penultimate paragraph of Section 5.
(c)    Supplements and Amendments. The Issuers agree to supplement or make amendments to the Shelf Registration Statement as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Majority Holders or by any underwriter of the Registrable Notes covered by such Registration Statement.
(d)    Each of the Issuers represents, warrants and covenants that it will not, and will use its reasonable best efforts to cause its agents and representatives not to prepare, make, use, authorize, approve or refer to any Free Writing Prospectus in connection with any Shelf Registration Statement.
Section 4.    Additional Interest
(a)    The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree that if:
(i)    the Exchange Offer is not consummated on or prior to the 240th day following the date of this Agreement, or, if that day is not a Business Day, the next day that is a Business Day; or
(ii)    the Shelf Registration Statement is required to be filed but is not declared effective by the Commission within the time period specified in Section 3(b)(x), or is declared effective by such date but thereafter ceases to be effective or usable (unless the Shelf Registration Statement ceases to be effective or usable as specifically permitted by the penultimate paragraph of Section S hereof),
(each such event referred to in clauses (i) and (ii) a “Registration Default”), additional cash interest (“Additional Interest”) will accrue on the affected Registrable Notes until the Exchange Offer is consummated or a Shelf Registration Statement is declared effective by the SEC or the date on which such Registrable Note ceases to be a Registrable Note or otherwise becomes freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of Additional Interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which such Registrable Note ceases to be a Registrable Note or otherwise becomes freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default and shall increase in the manner and be subject to the maximum Additional Interest rate contained in the preceding sentence.
Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Registrable Notes that is not entitled to the benefits of the Shelf Registration Statement (e.g., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.
(b)    So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after a Registration Default occurs. Any amounts of Additional Interest due pursuant to clauses (a)(i) or (a)(ii) of this Section 4 will be payable in cash semi-annually on each April 15 and October 15 (each a “Additional Interest Payment Date”), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Notes that are Registrable Notes. For all purposes of this Section 4, the amount of Additional Interest for each Registrable Note will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of such Registrable Note outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
Section 5.    Registration Procedures
In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:
(a)    Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel (if requested by any such person) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated-by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing).
(b)    Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as

the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented too be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the sale of any securities being resold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended or supplemented.
(c)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, notify the selling Holders of Registrable Notes (or a representative acceptable to the Majority Holders), or each such Participating Broker-Dealer, as the case may be, their counsel (if such counsel is known to the Issuers) and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits, to the extent the same is so incorporated, deemed incorporated or filed after the date of the initial filing of the Registration Statement), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to any Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making off any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement is required.
(d)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, if threatened by the Commission or state securities authority, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.
(e)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if requested by the managing underwriter or underwriters (if any), the Majority Holders or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determine is reasonably required to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to file more than one post-effective amendment during any 60-day period unless so required by applicable law or regulation, by the Commission; provided further, that the Issuers shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuers, violate applicable laws.
(f)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, their counsel (if requested by any such person) and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including the financial statements and schedules thereto, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.
(g)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel (if requested) and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, and in accordance with the Plan of Distribution contemplated by such Prospectus and any amendment or supplement thereto.
(h)    Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable best efforts to register or qualify; and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to retain the Issuers’ counsel to perform Blue Sky surveys and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
(i)    If a Shelf Registration Statement is filed and declared effective pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes which have been sold thereunder, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable Registrable Notes to be sold prepared in such denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least two Business Days prior to any sale of such Registrable Notes.
(j)    Use their reasonable best efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes in accordance with the Plan of Distribution contained in the prospectus included therein, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(l)    Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.
(m)    In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters to expedite or facilitate the registration or the disposition of such Registrable Notes and, whether or not such offering is an underwritten offering, (i) make such representations and warranties to the underwriter or underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act); and covenants with, the underwriters with respect to the business of the Issuers and their subsidiaries (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when reasonably requested and as is customary; (ii) use their reasonable best efforts to obtain customary written opinions of counsel to the Issuers and customary “bringdowns” thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their reasonable best efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuers shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof or to any Holder with respect to information relating to such underwriter or Holder furnished in writing to the Company by or on behalf of such underwriter or Holder expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.
(n)    If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by a representative acceptable to the Majority Holders or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by the Majority Holders or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours and upon reasonable notice, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them, to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in, such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that (i) each Inspector shall agree to use reasonable best efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.
(o)    Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange

Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be fled with the Commission to enable such indenture to be so qualified in a timely manner.
(p)    Comply with all applicable rules and regulations of the Commission and make generally available to the Company’s securityholders earnings statements satisfying the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.
(q)    Upon the request of a Holder, upon consummation of the Exchange Offer or a Private Exchange, use their reasonable best efforts to obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with its respective terms, subject to customary exceptions and qualifications.
(r)    If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; provided that in no event shall such Registrable Notes be marked as paid or the obligations of the Issuers thereunder otherwise satisfied.
(s)    Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”).
(t)    Use their reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.
The Company may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the proposed distribution by such Holder of such Registrable Notes or Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any Holder so long as such Holder fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Issuers shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such Holder or any subsequent Holder of such Registrable Notes. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such Holder not materially misleading.
If any such Registration Statement refers to any Holder by name or otherwise as: the holder or beneficial owner of any securities of the Company or the Guarantors, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or the Guarantors, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon the Company providing notice to such Holder or Participating Broker-Dealer, as the case may be, (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Company (the “Board of Directors”) has resolved that the Company has a bona fide business purpose, or after consultation with legal counsel, has determined in good faith that there is a reason as a matter of law, for doing so, then, upon providing such notice (which shall refer to this penultimate paragraph of this Section 5), the Issuers may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Issuers’ obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 75 days after the Company notifies the Holders of such good faith determination. There shall not be more than 75 days of Delay Periods during any 12-month period. The maximum length of the Applicable Period set forth in Section 2(b) shall be extended by a number of days equal to the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Issuers to pay Additional Interest under the circumstances set forth in Section 4 hereof.
Each Holder or Participating Broker-Dealer, by its acceptance of any Registrable Note; agrees that during any Delay Period, each Holder or Participating Broker-Dealer will immediately discontinue disposition of such Notes or Exchange Notes covered by such, Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.
Section 6.    Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or the Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, the reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration Statement or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Majority Holders or in respect of Exchange Notes to be sold by Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Issuers and the reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof) selected by the Majority Holders and reasonably satisfactory to the Issuers, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) directors’ and officers’ liability insurance, (vii) fees and expenses of all other Persons retained by any of the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) any required fees and expenses incurred in connection with any filing required to be made with FINRA and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.
Section 7.    Indemnification
(a)    The Issuers agree jointly and severally to indemnify and bold harmless (i) the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser or any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) upon presentation of a statement or statements therefore in reasonable detail, caused by untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or any preliminary prospectus, or any Free Writing Prospectus used in violation of this Agreement or any “Issuer Information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing by the Initial Purchasers or any selling Holder, as applicable, expressly for use therein.
(b)    Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls any Issuer, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuers to the Initial Purchasers and the Holders, but only with respect to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any Free Writing Prospectus used in violation of this Agreement filed or required to be filed pursuant to Rule 433(d) under the 1933 Act.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuers, their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company or the Guarantors within the meaning of either such Section 15 of the 1933 Act or Section 20 of the 1934 Art and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by Deutsche Bank Securities Inc. In such case involving the Holders and such Persons who control the Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any fording of fault, culpability or failure to act by or behalf of any indemnified party.
(d)    If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities iii such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Holders on the other hand, from the offering of Registrable Notes or Exchange Notes or, if the allocation provided for in paragraph (a) and (b) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this clause 7(d) but also the relative fault of the Issuers on the one hand and of the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers, on the one hand, and the Holders on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.
(e)    The Issuers and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, the Guarantors, their respective officers or directors or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.
Section 8.    Rules 144 and 144A
The Issuers covenant that they will file the reports required, if any, to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuers further covenant that for so long as any Registrable Notes remain outstanding they will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.
Section 9.    Underwritten Registrations
If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders included in such offering and shall be reasonably acceptable to the Company.
No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
Section 10.    Miscellaneous
(a)    Remedies. The Issuers hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b)    No Inconsistent Agreements. The Issuers have not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuers’ other issued and outstanding securities under any such agreements. The Issuers have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.
(c)    Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.
(d)    Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (I) the Company (on behalf of all Issuers) and (II)(A) the Majority Holders and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Issuers and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, waiver or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect impair, limit or compromise the rights of other Holders of Registrable Notes may be given by the Majority Holders.
(e)    Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by electronic mail, hand-delivery, registered first-class mail, next-day air courier or telecopier:
(i)    if to a Holder of the Registrable Notes or any Participating Broker-Dealer; at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.
(ii)    if to any Issuer, to it:
c/o Seitel, Inc.
10811 South Westview Circle
Suite 100, Bldg. C
Houston, TX 77043
Fax number: (832) 295-8301
Attention: Robert D. Monson, Chief Executive Officer
with a copy (which shall not constitute notice pursuant to Section 10(d)) to:
Latham & Watkins LLP
885 3rd Avenue, Suite 1000
New York, NY 10022
Fax number: (212) 751-4864
Attention: Howard Sobel & Joshua Tinkelman
(iii)    if to the Initial Purchasers, at the address as follows:
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Fax number: (212) 797-4877

Attention: Leveraged Debt Capital Markets, 2nd Floor
with a copy at the same address to:
Attention: General Counsel, 36th Floor
Fax number: (212) 797-4561
with a copy to:
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Fax number: (212) 269-5420
Attention: Luis Penalver
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.
(f)    Guarantors. So long as any Registrable Notes remain outstanding, the Issuers shall cause each Person that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor. Each of the Guarantors agrees to join the Issuers in all of their undertakings hereunder to effect the Exchange Offer for the Exchange Notes and the filing of any Shelf Registration Statement required hereunder.
(g)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.
(h)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(i)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(j)    Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL

BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(k)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(l)    Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
(m)    Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers (but not their transferees) are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.
(n)    Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
SEITEL, INC.
By: /s/ Robert D. Monson
Name:    Robert D. Monson
Title:    President & Chief Executive Officer
DATATEL, INC.
DDD ENERGY, INC.
N360X, L.L.C.
SEITEL CANADA HOLDINGS, INC.
SEITEL DATA CORP.
SEITEL DATA LTD.
SEITEL DATA PROCESSING, INC.
SEITEL DELAWARE, INC.
SEITEL IP HOLDINGS, LLC
SEITEL MANAGEMENT, INC.
SEITEL OFFSHORE CORP.
SEITEL SOLUTIONS, INC.
SEITEL SOLUTIONS, LLC
SEITEL SOLUTIONS HOLDINGS, LLC
SEITEL SOLUTIONS, LTD.
SEITEL HOLDINGS, G.P.
By: /s/ Marcia H. Kendrick
Name:    Marcia H. Kendrick
Title:    Vice President

Registration Rights Agreement
Signature Page

Accepted as of the date hereof
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
By:    DEUTSCHE BANK SECURITIES INC.
By: /s/ Christopher Blum
Name:    Christopher Blum
Title:    Managing Director
By: /s/ Stephen R. Lapidus
Name:    Stephen R. Lapidus
Title:    Director
By:    J.P. MORGAN SECURITIES LLC
By: /s/ Jack Smith
Name:    Jack Smith
Title:    Managing Director

Registration Rights Agreement
Signature Page